EXHIBIT 10.1


                                LIMITED LIABILITY
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                           SLATER DOME GATHERING, LLLP
                A Colorado Limited Liability Limited Partnership


     THIS LIMITED LIABILITY LIMITED PARTNERSHIP AGREEMENT is executed on the date or dates indicated below, by and between Natural Resource Group Gathering, LLC, a Colorado limited liability company (hereinafter the "General Partner" or "NRGG"), as General Partner, and the undersigned entities and individuals, as Limited Partners.


                                    RECITALS

     A. The Partners have determined to enter into a limited liability limited partnership under the laws of the State of Colorado for the purpose of constructing and operating a natural gas pipeline ("Pipeline") on the Wyoming/Colorado border, and for the purpose of acquiring, maintaining, developing, constructing, managing, operating, selling, exchanging, holding for future appreciation, disposing of, leasing and otherwise investing in such property or any interest therein or components thereof and in carrying on any lawful business related thereto.

     B. The Partners have determined to join together in the undertaking contemplated in Recital A under the terms and conditions, and subject to the provisions, set forth in this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, the Partners hereby make and declare this Limited Liability Limited Partnership Agreement to reflect and effectuate the foregoing, and to cause the affairs of the Limited Partnership and the terms and provisions of this Agreement, as follows:

     1. Creation and Objects of Limited Liability Limited Partnership. The Partners hereby form the Limited Partnership under and pursuant to the Act, to engage in (a) the construction and operation of a natural gas gathering system on the Wyoming/Colorado border all with a view to the production of a profit;
(b) the carrying on of all lawful business for a profit; and (c) the carrying on of any and all activities relating to the foregoing purposes. A duly executed and acknowledged Certificate of Limited Partnership and Registration of Limited Liability Limited Partnership setting forth the information required under the Act and the information required by C.R.S. ss. 7-64-1002 was filed in the office of the Secretary of State of the State of Colorado on September 1, 2004. Neither the Partnership nor the General Partner shall be required to deliver copies of the filed Certificate and Registration or any amendment thereto to any Limited Partner.

     2. Name, Principal Place of Business, Registered Office and Registered Agent. The name of this Limited Partnership shall be SLATER DOME GATHERING, LLLP, a Colorado limited liability limited partnership, and the principal place of business of the Partnership shall be located at 5632 S. Spotswood Street, Littleton, Colorado 80120. The registered office of the


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Partnership shall be located at 5632 S. Spotswood Street, Littleton, Colorado
80120 and Natural Resource Group Gathering, LLC shall act as agent for service of process on the Partnership. The registered office may be changed by the General Partner upon notice to the other Partners, provided such change is reflected in a duly executed, acknowledged and filed Amended Certificate.

     3. Term of Partnership. The Partnership shall commence on the date of filing the Certificate of Limited Partnership and Registration of Limited Liability Limited Partnership. The business of the Partnership shall continue uninterrupted from such date until terminated under the terms and provisions of
Article 15.

     4. Maintenance of Books, Records, Reports and Accounts, Tax Returns; Bank Account.

     4.1 Books of Account. At all times the General Partner shall maintain or cause to be maintained true and proper books, records, reports, and accounts in accordance with the Partnership's accounting methods consistently applied, in which shall be entered fully and accurately all transactions of the Partnership. The Partnership shall maintain its records on the accrual method of accounting in accordance with GAAP.

     4.2 Location of Books. The General Partner shall keep at the registered office the books and records of the Partnership, including (a) a current list of the full name and last known mailing address of each Partner set forth in alphabetical order; (b) a copy of the Certificate of Limited Partnership and Registration of Limited Liability Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any Certificate and Registration or amendment has been executed; (c) copies of the Partnership's federal, state, and local income tax returns and reports, if any, for the three (3) most recent Partnership Accounting Years; (d) copies of the Agreement and any amendments thereto; (e) the accounting books and records, and copies of the financial statements of the Partnership, for the three (3) most recent Partnership Accounting Years; and (f) all documents and records pertaining to the Partnership and other aspects of the Partnership business.

     4.3 Inspection of Records. All books, records, reports, and accounts shall be open to inspection by any Partner or their duly authorized representative upon at least five days written notice, and upon a showing that the request is made in good faith and for a purpose which is reasonably related to the Partner's Partnership Interest, as provided in the Act, at any reasonable time during business hours; and said Partner or representative shall have the further right to make copies or excerpts therefrom, so long as such inspection or duplication does not materially interfere with the duties of any Partnership employee or agent and the cost thereof is borne by such Partner. Further, each Limited Partner shall have the right to obtain from the General Partner from time to time upon reasonable demand:

          (a) Business and Financial Information. True and full information regarding the state of the business and financial condition of the Partnership and any other information regarding the affairs of the Partnership; and

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          (b) Income Tax Returns. Promptly after becoming available, a copy of the Partnership's federal, state and local income tax returns for each year. Further, each Limited Partner has the right to have a formal accounting of partnership affairs whenever circumstances render it just and reasonable.

          4.4 Reports.

          (a) Preparation of Reports. The Partnership's accounting books shall be closed quarterly and annually, and financial statements shall be prepared by the Partnership. The financial statements shall include a balance sheet, a statement of Partnership profit and loss, a statement of each Partner's Capital Account and such other supporting, statements as the General Partner may deem appropriate. The financial statements shall be prepared in accordance with GAAP and the Partnership's accounting methods consistently applied and shall be certified by the General Partner. Neither the Partnership nor the General Partner shall be obligated to cause any financial statements of the Partnership to be audited by any party. However, any Partner may request that the financial statements for a particular year be audited and, if approved by a majority of the Percentage Interests owned by Class A Limited Partners, the costs of such audit shall be borne by the requesting Partner, unless the General Partner agrees that such costs shall be a Partnership expense.

          (2) Reports to Partners or Transferees. No later than March 31 of every year, the General Partner shall mail to each Person who was a Partner or a Transferee at any time during the prior Partnership Accounting Year
     (i) all tax information relating to the Partnership which is necessary for the preparation of such Person's federal, state and local income tax returns and (ii) any other information regarding the Partnership and its operations during the prior Partnership Accounting Year which, in the General Partner's determination, is material or significant to such Person.

     4.5 Tax Returns. The General Partner shall cause to be prepared, signed and filed all federal, state and local tax returns required to be filed by the Partnership.

     4.6 Custody of Partnership Funds; Bank Accounts.

          (a) Safekeeping. The General Partner shall have responsibility for the safekeeping and use of all funds and assets of the Partnership. The funds of the Partnership shall be used exclusively with respect to the Partnership. The funds of the Partnership shall not be commingled with the funds of any other Person, and the General Partner shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Partnership.

          (b) Deposits. All funds of the Partnership not otherwise invested shall be deposited in one or more funds, certificates of deposit, accounts or other media of investment in the name of the Partnership as the General Partner shall determine in his, her or its sole discretion, and withdrawals shall be made only in the regular course of the Partnership business on such signature or signatures as the General Partner may, from time to time, determine, in his or her sole discretion.

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     5. Partnership Capital.

     5.1 Initial Capital Contribution. Simultaneously with the execution of this Agreement, the Partners shall make Initial Capital Contributions in exchange for their Percentage Interests, as follows:

          (a) Initial Capital Contributions of General Partner. The General Partner shall make an Initial Capital Contribution of cash and property as follows:

               (i) an assignment of all of its right, title and interest in and to all right of way agreements required to provide a contiguous right of way to construct the proposed Pipeline in accordance with the proposed Pipeline map attached hereto as Exhibit A;

               (ii) an assignment of all of its right, title and interest in and to the initial design and transportation agreements entered into with third parties to construct and operate the Pipeline, all of which are described on Exhibit B attached hereto (the "Pipeline Agreements"); and

               (iii) an assignment of all of its right, title and interest in and to all permits, consents and other approvals related to the Pipeline. In exchange for such contribution of cash and property, the General Partner shall receive a credit to its Capital Account in an amount calculated as follows:

                      Aggregate Limited Partner Commitments
                                       .75

     Such contribution to capital represents the agreed fair value of such Initial Capital Contribution of cash and property by the General Partner in its capacity as the General Partner.

          (b) Initial Capital Contributions of Limited Partners. The Limited Partners shall make Initial Capital Contributions as follows: Class A Limited Partners will be required to contribute at least $50,000 for each Class A Limited Partnership Interest and Class B Limited Partners will be required to contribute at least $5,000 for each Class B Limited Partnership Interest (each a "Commitment" or collectively the "Commitments"). Contributions by the Limited Partners will be solicited pursuant to a private placement memorandum with related subscription documents (the "Subscription Agreement") prepared by the General Partner. Upon executing the Subscription Agreement, each Limited Partner shall be required to pay 100% of its Limited Partner Commitment as an Initial Capital Contribution or if the Limited Partner is owed money by the Partnership, the Limited Partner may elect to convert the debt owed to him, her or it in increments of $50,000 into Class A Partnership Interests instead of paying cash Upon executing the Subscription Agreement, the subscribing Limited Partner will also be required to sign this Agreement (or a counterpart signature page hereto) and pay the required funds to the Partnership in immediately available funds by certified check or wire transfer to an interest-bearing escrow account at Colorado Business Bank designated by the Partnership. If the Limited Partner is converting debt in exchange for his, her or its Class A Partnership Interests, the Limited Partner shall acknowledge in writing that he, she or it is converting the debt into Class A Partnership Interests. Partnership Interests that are issued as a result of debt conversion shall be
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     included in the calculation of the Minimum for purposes of determining if the Minimum investment has been reached and the funds in escrow can be released to the Partnership. If sufficient funds or notices of debt conversions are not obtained by the Commitment Date with which to purchase the Pipeline and complete construction thereof, all funds (plus applicable interest) shall be returned to the Limited Partners and the notices of debt conversion shall be returned to the Limited Partners who issued them.

     Each Limited Partner shall receive a credit to his, her, or its Capital Account equal to the amount of cash contributed.

     5.2 Additional Capital Contributions.

     (a) In General. No Partner shall be obligated or required to make any Additional Capital Contributions to the Partnership except as expressly provided for herein. A Partner may make voluntary Additional Capital Contributions to the Partnership at any time, with the consent of the General Partner.

     (b) Event of Default. The failure by any Partner, to make, when due or within five (5) business days thereafter, any portion of the Additional Capital Contribution required to be contributed by such Partner pursuant to this Agreement, or any other payment required to be made by it to the Partnership, shall constitute an Event of Default by such Partner. Upon the occurrence of an Event of Default, such Partner may be deemed a Defaulting Partner and the following provisions of Section 11 shall apply.

     (c) Excess Contribution Needs. If the General Partner determines that the Partnership needs additional funds in excess of its currently available funds, the General Partner shall notify all Partners and identify the amounts requested and the reasons for such request. The General Partners shall establish the timing and procedure for such Additional Capital Contributions, provided, however, the date on which such contributions are required shall not be earlier than 15 days after receipt of the notice sent by the General Partner requesting such contribution. If all Partners are willing to contribute their pro rata share of such requested Additional Capital Contribution, no adjustments shall be made to the Percentage Interests of the Partners. If not all Partners are willing to contribute their pro rata share of such requested Additional Capital Contributions, the General Partner shall be free to obtain such funds from all Partners by a contribution of capital contributions and/or loans. If the General Partner obtains the requested Additional Capital Contributions from some, but not all of the Partners, the General Partner may accept such contributions and the Percentage Interests of the Partners shall be adjusted in accordance with
Section 11.2(d) hereof, with the Partners not making such Additional Capital Contributions being treated as Defaulting Partners solely for the purpose of the dilution formula set forth in Section 11.2(d). To the extent the General Partner is unable to entirely fund the needs of the Partnership with such Additional voluntary capital contributions, the General Partner may cause the Partnership to borrow such funds from any person, including any Partner or Partners, upon such terms and conditions as may be agreed to at the time. No such loan to the Partnership from a Partner shall be deemed to constitute a Capital Contribution to the Partnership and shall not increase the Capital Account of the Partner making the loan.
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     5.3 Business by Partners with the Partnership. With the consent of the
General Partner, any Partner or Transferee may loan money to, act as surety for, or transact other business with the Partnership and, subject to other applicable law, shall have the same rights and obligations with respect thereto as a person who is not a Partner or Transferee, but no such transaction shall be deemed to constitute a Capital Contribution to the Partnership and shall not increase the Capital Account of any person engaging in any such transaction. If any Partner or Affiliate of a Partner desires to provide services or materials to the Partnership regarding the Pipeline, such Partner shall be authorized to provide such services and/or materials provided: (i) he, she or it discloses such relationship to the Partnership in advance and obtains the approval of the General Partner; and (ii) he, she or it charges market rates for such services and materials.

     5.4 No Interest on Capital Accounts. No Partner shall be entitled to receive interest on his or her Capital Account, and none shall be paid.

     5.5 Assumption of Ongoing Obligations. The Partnership agrees to assume all obligations incurred by the General Partner with respect to the Pipeline and the ongoing purpose of the Partnership to the extent such obligations have not otherwise been reimbursed as Out of Pocket Costs.

     6. Distributions.

     6.1 Distributions of Net Cash Flow, Net Financing Cash, Net Sales Cash, or Net Insurance or Condemnation Cash.

     (a) Allocation of Distributions. Net Cash Flow, Net Financing Cash, Net Sales Cash, or Net Insurance or Condemnation Cash of the Partnership shall be distributed among all of the Partners and Transferees as follows:

          (i) First, to the General Partner in the amount of the Out of Pocket Costs to reimburse the General Partner for such costs;

          (ii) Second, 90% shall be distributed to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 10% shall be distributed to the General Partner until such time as the Unreturned Capital of all of the Limited Partners is reduced to zero; and

          (iii) Thereafter, 75% to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 25% to the General Partner.

     6.2 General Rule.

     (a) Time of Distribution. Net Cash Flow, Net Financing Cash, Net Sales Cash, or Net Insurance or Condemnation Cash shall be distributed at such time or times as the General Partner shall determine in its sole discretion.

     (b) Accumulations of Income. In the sole and absolute discretion of the General Partner, Net Cash Flow, Net Financing Cash, Net Sales Cash, and/or Net Insurance

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or Condemnation Cash for a Partnership Accounting Year may be accumulated, in whole or in part, rather than being distributed among all of the Partners and Transferees.

     (c) Adjustments. All distributions of Net Cash Flow, Net Financing Cash, Net Sales Cash or Net Insurance or Condemnation Cash for a Partnership Accounting Year shall be subject to adjustment to conform to the financial statements for the Partnership Accounting Year. If any additional amount is distributed by reason of such financial statements, the additional amount shall be deemed a distribution for that Partnership Accounting Year, and if the financial statements show that any excess amount was distributed for a Partnership Accounting Year, subsequent distributions shall be reduced to take into account such excess amount.

     6.3 Distributions in Liquidation. All distributions of Liquidation Proceeds to Partners and Transferees shall be made after the allocation among the Partners and Transferees pursuant to Article 7 of Partnership profits or losses for the Partnership Accounting Year in which the liquidation occurs (including any gain or loss deemed to have been realized as the result of a distribution in kind, pursuant to Section 6.4), and shall be made in accordance with the positive balances remaining in the Partners' and Transferees' Capital Accounts.

     6.4 Distributions in Kind.

     (a) Right to Make Distributions in Kind. No Partner or Transferee shall have any right to demand or receive any distributions from the Partnership in any form other than cash, but the General Partner (or the Liquidating Partner, in the case of distributions in liquidation) may, in his, her, or its discretion, make distributions in kind and may compel any Partner or Transferee to accept a distribution in kind, including the distribution of a percentage of an asset, which percentage is different than the Partner's or Transferee's Percentage Interest.

     (b) Deemed Sale Adjustment. Any asset distributed in kind to a Partner or Transferee shall be valued and treated as though the asset had been sold for its fair market value on the date of the distribution. Any gain or loss that would have been recognized by the Partnership had the asset been so sold shall be allocated among the Partners and Transferees as provided in Article 7, and the distribution shall be treated as though the Partnership had distributed cash equal to the fair market value of the asset to the Partner or Transferee receiving the distribution in kind.

     7. Allocation of Profits and Losses.

     7.1 Allocation of Profits or Losses from Operations and Credits. Subject to the provisions of this Article, all Partnership Net Profits from Operations, all Partnership Net Losses from Operations, and all Partnership Credits shall be allocated among the Partners and Transferees and shall be credited or debited to the Partners' and Transferees' Capital Accounts (except that items of Partnership Credit shall not be credited or debited to Capital Accounts), as follows:

     (a) Allocation of Net Profits from Operations and Credits. All Partnership Net Profits from Operations, and all Partnership Credits, if any, shall be allocated among all of the Partners and Transferees as follows: (i) until such time as all Unreturned

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Capital of all the Limited Partners is reduced to zero, 90% to the Limited
Partners (pro rata in accordance with their respective Percentage Interests) and 10% to the General Partner; and (ii) thereafter, 75% to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 25% to the General Partner.

     (b) Allocation of Net Losses from Operations. All Partnership Net Losses from Operations, if any, shall be allocated among all of the Partners and Transferees as follows: (i) until such time as all Unreturned Capital of all the Limited Partners is reduced to zero, 90% to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 10% to the General Partner; and (ii) thereafter, 75% to the Limited Partners (pro rata in accordance with their respective Percentage Interests) and 25% to the General Partner.

     7.2 Allocation of Gains and Losses Not in the Ordinary Course of Operations. Subject to the provisions of this Article, all Partnership Gains Not in the Ordinary Course of Operations and all Partnership Losses Not in the Ordinary Course of Operations shall be allocated among the Partners and Transferees and shall be credited or debited to the Partners' and Transferees' Capital Accounts, as follows:

     (a) Allocation of Gains Not in the Ordinary Course of Operations. All Partnership Gains Not in the Ordinary Course of Operations shall be allocated as follows:

          (i) First, to those Partners with a negative Capital Account balance, pro rata in accordance with such negative Capital Account balances, until such negative balance reaches zero;

          (ii) Second, to all Partners (pro rata in accordance with their respective Percentage Interests) in an amount required to cause the balance in their respective Capital Accounts (in addition to amounts credited under (i) above) to equal the amount of their respective Unreturned Capital;

          (iii) Third, 100% to the General Partner until such time as there has been allocated to the General Partner an amount equal to 15% of the aggregate gain allocated to all Partners under Section 7.1(a)(i) hereof; and

          (iv) Thereafter, among the Partners and Transferees in accordance with their Percentage Interests.

     (b) Allocation of Losses Not in the Ordinary Course of Operations. All Partnership Losses Not in the Ordinary Course of Operations shall be allocated among all of the Partners and Transferees as follows:

          (i) First, to the Partners (pro rata in accordance with their respective positive Capital Account balances, until the aggregate Capital Accounts of each of the Partners is equal to zero; and

          (ii) Thereafter, any remaining Losses, will be allocated to the Partners in proportion to their Percentages.


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     7.3 Section 704(c) Allocation. Notwithstanding any other provision of this
Article, any income, gain, loss, or deduction with respect to any property contributed to the Partnership by a Partner shall be allocated among the Partners and Transferees so as to take into account the variation between the adjusted basis of the property to the Partnership and the fair market value of the property at the time of the contribution, for which the Partner is credited in determining his or her Capital Account. Such allocation shall be computed by the Partnership's Accountants in accordance with Section 704(c) of the Code and the Regulations promulgated thereunder. Said allocation shall apply to any property contributed to the Partnership by any Partner. No increase or decrease to the Capital Account of the Partner contributing such property shall result from such allocation, to the extent the increase or decrease is credited at the time of the contribution.

     7.4 Transfer of Partnership Interests. Subject to Section 706 of the Code, if a Partnership Interest is transferred during a Partnership accounting year, that part of the Partnership's net profits and losses (including, for income tax purposes, all items of income, gain, loss and deduction) and items of Partnership credit, allocated pursuant to this Article 7 with respect to the interest so transferred shall be allocated between the Transferor and the person who acquires such interest in proportion to the number of days in such year during which each owned such interest, as disclosed by the Partnership's records. Subject to Section 706 of the Code, the allocation required by this Section shall be made without regard to the results of Partnership operations during particular periods of such Partnership accounting year or to the Partnership distributions made to the Transferor or the Person who acquired such interest. Notwithstanding the foregoing, but subject to Section 706 of the Code, items of Partnership gain or loss earned or incurred on the sale, exchange or other disposition of any Partnership asset other than in the ordinary course of the Partnership's business, and items of Partnership credit, shall be allocated to the Partner owning the Partnership interest at the time of the closing of said sale, exchange or other disposition of such Partnership asset other than in the ordinary course of the Partnership's business, or at the time the property with respect to which a credit is allowed is placed in service.

     7.3 Qualified Income Offset. No Partner shall be allocated losses or specially allocated items of loss or deduction if the allocation would cause the Partner to have a Capital Account, deficit at the end of a taxable year. If a Partner receives (1) an allocation of loss, (2) a special allocation pursuant to
Article 7 of an item of loss or deduction or (3) any distribution, which unexpectedly causes the Partner to have a Capital Account deficit at the end of any taxable year, then all items of income and gain of the Partnership (consisting of a pro rata portion of each item of Partnership income, including gross income and gain) for that taxable year shall be allocated to that Partner, before any other allocation is made of Partnership items for that taxable year, in the amount and in proportions required to eliminate the excess as quickly as possible. This Section 7.5 is intended to comply with, and shall be interpreted consistently with, the "qualified income offset" provisions of the Regulations promulgated under Code Section 704(b).

     8. Limited Liability of Partners. Notwithstanding the provisions hereof for the allocation of the Partnership's losses and for the distribution of cash to the Partners by the Partnership, except as set forth under the Act, the Partners shall not be required to make any contributions to the capital of the Partnership for the payment of any such losses or for any other purposes nor shall any Partner be responsible or obligated to any third parties for any debts

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or liabilities of the Partnership in excess of the sum of his unrecovered contributions to the capital of the Partnership and his share of any undistributed profits of the Partnership.

     9. Administrative Provisions.

     9.1 Management by General Partner. The business of the Partnership shall be conducted under the exclusive management of the General Partner. The Managers of the General Partner are Paul G. Laird and Chet Petrow, each of whom shall be fully authorized to act on behalf of the General Partner. The Limited Partners shall have no power to engage in the management of the affairs of the Partnership.

     9.2 Compensation for Services.

          (a) Project Management Fee. The Partnership shall pay to the General Partner a one-time project management fee of $200,000 equal to approximately 7% of the total cost of the Pipeline for work the General Partner has and will provide in managing the construction of the Pipeline. If the Partnership does not receive $3,175,000 in cash or the conversion of debt from its initial private offering, the $200,000 Project Management Fee will be accrued by the Partnership and paid to the General Partner from the Partnership's cash flow prior to the first distributions made by the Partnership.

          (b) Operating Management Fee. Beginning with the month in which through-put of gas is commenced through the Pipeline on an operational basis, the Partnership shall pay to the General Partner in the first year that the Pipeline is operational an operating fee equal to 1% of the invested capital. Invested capital means the total investment in Slater Dome Gathering LLLP, not including the General Partner's capital contribution. After the first year, the General Partner shall be paid a monthly operating management fee equal to 2% of Gross Receipts per month (or pro rata portion thereof for a partial month) which fee shall continue for so long as the Pipeline is operational.

          (c) Pipeline Expansion Fee. If the Pipeline reaches its capacity and the General Partner decides to expand Partnership operations by constructing a pipeline parallel to the Pipeline, the General Partner shall be paid an additional project management fee equal to 7% of the cost of developing and constructing the parallel pipeline.

          (d) Reimbursement of Expenses. In addition, the General Partner shall be reimbursed for all reasonable out-of-pocket costs incurred by the General Partner in managing the Partnership. The General Partner shall not be reimbursed for its overhead costs.

     9.3 Matters Requiring Consent of Class A Limited Partners. The following matters shall not be within the sole authority of the General Partner and shall (except where otherwise indicated) require the consent of a majority of the Percentage Interests of the Class A Limited Partners:

          (a) Change in Method of Accounting. Any change in the method of accounting employed by the Partnership;

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          (b) Transfer of Assets. Except for a Permitted Sale (as hereinafter defined with respect to which the General Partner shall be unilaterally entitled to undertake and complete without the consent of any other Partner), the sale, exchange, transfer or other disposition of any asset of the Partnership. For this purpose, a Permitted Sale shall be defined as either: (i) the sale, transfer and disposition of Partnership personal property that has become obsolete or is otherwise in need of replacement in the ordinary course of business; or (ii) the sale of substantially all of the assets of the Partnership if such sale would generate a cash on cash annualized rate of return on investment for the Limited Partners of not less than 20%.

          (c) Debts of Partnership. The assignment, transfer or pledge of any debts due the Partnership, or the release of any debts due, except on payment in full;

          (d) Compromise of Claims. The compromise of any claim due the Partnership or the submission to arbitration of any dispute or controversy involving the Partnership in excess of $25,000;

          (e) Removal of General Partner. The Limited Partners shall have the power to remove the General Partner as General Partner, but only for cause. Cause shall exist if the General Partner has been guilty of (i) gross negligence or willful misconduct in managing the affairs of the Partnership or dealing with the Partnership or (ii) a material breach of its duty of loyalty to the Partnership or the Partners, in each case which has a material adverse effect upon the Partnership or the Limited Partners. No mistake in judgment that would be protected by a business judgment rule if made by a director of a Colorado corporation shall be cause for removal of the General Partner under any of the standards described above. Any removal of the General Partner shall become effective upon receipt by the General Partner of notice from the Limited Partners of such vote, subject to the right of the General Partner to contest the existence of cause. Any proceeding initiated by the General Partner to contest the existence of cause for his removal shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Upon such removal, the Limited Partners, or the successor general partner selected by the Limited Partners shall purchase the removed General Partner's Partnership Interest in the manner provided in Section 14.2(e) of this Agreement; and

          (f) General Partner Compensation. Any increase in compensation payable to the General Partner under Section 9.2 hereof.

     9.4 Partners' Other Activities and Conflicts of Interest. The parties understand that the General Partner and Limited Partners may have other business activities which take the major portion of their time devoted to business matters. Accordingly, the General Partner is required to expend on behalf of the Partnership only such efforts as it shall, in its discretion, determine to be appropriate for the proper conduct of Partnership affairs. Further, it is acknowledged that any General Partner or Limited Partner, or any Affiliate thereof, may engage in or possess an interest in any other business ventures of every nature and description, independently or with others, including but not limited to the ownership, financing, leasing, operation, management, syndication, brokerage, or development of real properties, personal property or equipment, some of which may compete with the business of the Partnership, and neither the Partnership nor any of its Partners shall have any right in or to any such independent ventures or to the income or profits derived therefrom. For the purpose of avoidance of costly and prolonged litigation, which may result in undue damage to all Partners, any claims based on any such activities or conflicts of interest presented to any Partner thereby are hereby expressly waived by the Partners.

     9.5 Powers of General Partner. Subject to the rights and powers vested in the other Partners by law and to such limitations and restrictions as are herein set forth, the General Partner shall have the power for and on behalf of the
Partnership:

     (a) Deal with Partnership Property. To deal in real and personal property of the Partnership, including but not limited to the right to sell, lease, exchange, or convey any part of such property (either alone or with other Persons); to create and/or contribute property of the Partnership to any other entity or business organization, including but not limited to, corporations, joint ventures, limited liability companies, and other partnerships (either general or limited), and to receive and hold interests in such other entities or organizations, and to have and exercise all of the rights and obligations of an owner of such interests; to pay from the Partnership funds any and all expenses and fees; to obtain financing or refinancing of any property of the Partnership by deeds of trust, or other security instruments encumbering property of the Partnership, and to pay, prepay or repay the same in whole or in part; to increase, modify, refinance, consolidate, or extend any deed of trust, or other security instruments encumbering the property of the Partnership; to obtain and maintain insurance coverage concerning the property of the Partnership; and to employ as may be necessary or convenient brokers, managing agents, accountants, legal counsel, and other personnel. Employment of such persons shall be on such terms and for such compensation as the General Partner shall determine and the costs and expenses thereof shall be paid for as a Partnership expense.

     (b) Borrow Funds on Behalf of the Partnership. The General Partner is authorized and empowered at any time and from time to time in the name and on behalf of the Partnership to borrow money on behalf of the Partnership without the approval of the Limited Partners, provided, however, that the General Partner may not, without the consent of the Class A Limited Partners, borrow money for the purpose of making distributions to the Limited Partners, and further may mortgage, pledge, assign, hypothecate, or grant a security interest in any or all of the assets or properties of the Partnership now owned or hereafter acquired to secure a loan or any extensions and renewals thereof, and that in connection therewith, the General Partner is authorized and empowered at any time and from time to time in the name of and on behalf of the Partnership to execute, acknowledge, seal, and deliver to the lender any instruments and agreements including, without limitation, promissory notes, loan agreements, guaranty agreements, and other obligations, instruments, mortgages, deeds of trust, pledges, assignments, and security agreements, containing such terms, conditions, covenants, and agreements of the Partnership as may be agreed upon by the lender and the General Partner, the execution, sealing, acknowledgment, and delivery of any such promissory notes, loan agreements, guaranty agreements, and other obligations, instruments, mortgages, deeds of trust, pledges, assignments, and security agreements by the General Partner to be conclusive evidence of such agreement.

     (c) Self-Dealing. To deal with or through any Partner, General or Limited, or any Affiliate thereof, and the fact that a Partner is employed by the Partnership or is an Affiliate of any Person employed by the Partnership to render or perform a service, or from which the Partnership may purchase any property, shall not prohibit the General Partner from employing such Partner or Affiliate, or from otherwise dealing with him, her or it, and neither the Partnership nor any of the Partners herein shall have any right in and to the income or profits derived therefrom as a consequence of the Partnership relationship herein created.

     (d) Other Powers. To exercise all of the powers and rights of a general partner in a limited partnership formed under the Act.

     9.6 Execution and Filing of Instruments. The Partners hereby irrevocably constitute and appoint the General Partner, with power of substitution, and any successor General Partner, their true and lawful attorney and agent with full power and authority in their name, place, and stead to make, execute, acknowledge, deliver, file, and record in any appropriate public office the following:

          (a) Certificate of Limited Partnership and Registration of Limited Liability Limited Partnership. A Certificate of Limited Partnership and Registration of Limited Liability Limited Partnership pursuant to the laws of the State of Colorado, a Trade Name Affidavit, where appropriate, and such other certificates or instruments as may be required to be filed by the Partnership under the laws of any jurisdiction or under this Agreement (including, but not limited to, any documents required under Section 11 hereof); and

          (b) Amendments. Any and all amendments of the instruments described in the preceding paragraph, provided that they are consistent with the terms of this Agreement and have been authorized by the Partners.

     The foregoing power of attorney shall survive the delivery of any assignment by any Partner or Transferee of the whole or any portion of its Partnership Interest and any Transferee or Substituted Partner hereby constitutes and appoints the General Partner or any successor General Partner, as his, her or its true and lawful attorney in the same manner and for the same purposes as the Transferor or Partner. This power of attorney is a special power of attorney coupled with an interest and is irrevocable.

     9.7 Indemnification of General Partner.

          (a) Indemnification. The General Partner shall be fully indemnified, defended and held harmless, absolutely, irrevocably and forever, by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action, of any nature whatsoever, except to the extent any such action relates to distributions to Partners and Transferees, arising out of or incidental to the General Partner's management of the Partnership affairs, except where the claim at issue is based upon the fraud, gross negligence or willful misconduct of such General Partner, or the breach by such General Partner of any provision of this Agreement, the result of which is adverse to the Partnership or to any Partner. Further, except to the extent any such action relates to distributions to Partners and Transferees, no Partner or the Partnership shall be entitled to recover from a General Partner any damages relating to any action taken or not taken by the General Partner under the authority granted to the General Partner hereunder, unless such action or inaction was grossly negligent or fraudulent.

          (b) Scope of Indemnification. The indemnification authorized by this Section shall include, but not be limited to, payment of (i) reasonable attorneys' fees or other expenses incurred in connection with settlement or in any finally adjudicated legal proceeding; and (ii) the removal of any liens affecting any property of the indemnitee.

          (c) Indemnification Cumulative. The indemnification rights contained in this Section shall be cumulative of, and in addition to, any and all rights, remedies and recourse to which the General Partners shall be entitled, whether pursuant to the provisions of this Agreement, at law or in equity.

          (d) Limitation. Indemnification shall be made solely and entirely from assets of the Partnership (excluding, for these purposes, all assets of a Partner other than those of, and attributable to, such Partner's Partnership Interest), and no Limited Partner or other General Partner shall be personally liable to the indemnitee under this Section.

     9.8 Tax Matters Partner.

          (a) Designation. The General Partner is hereby designated the Tax Matters Partner.

          (b) Limitations on Extending Statute of Limitations. Without the consent of the General Partner, the Tax Matters Partner shall have no right to extend the statute of limitations for assessing or computing any tax liability against the Partnership or the amount of any Partnership tax item.

          (c) Filing Petitions in Tax Court. If the Tax Matters Partner elects to file a petition for readjustment of any Partnership tax item (in accordance with Section 6226(a) of the Code), such petition shall, unless the General Partner and the other General Partners agree otherwise, be filed in the United States Tax Court.

          (d) Communications. The Tax Matters Partner shall, within five days of receipt thereof, forward to each Partner a photocopy of any correspondence relating to the Partnership received from the Internal Revenue Service. The Tax Matters Partner shall, within five days thereof, advise each Partner in writing of the substance of any conversation held with any representative of the Internal Revenue Service.

          (e) Accountants and Lawyers. Any reasonable costs incurred by the Tax Matters Partner for retaining accountants and/or lawyers on behalf of the Partnership in connection with any Internal Revenue Service audit of the Partnership shall be expenses of the Partnership.

     9.9 Partnership Meetings; Manner of Acting.

     The General Partner shall hold meetings at locations selected by the General Partner at least once each calendar year to discuss the business affairs and financial position of the Partnership. At least fifteen (15) days prior to any such meeting, the General Partner may provide the others with an agenda setting forth the items which such General Partner wishes to discuss at such meeting. After each such meeting, the General Partner shall prepare written minutes containing the substance of the discussions held at such meeting which minutes shall within thirty days of the date of any such meeting be distributed to the other General Partners,
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
the Limited Partners and the Partnership's Accountants. The General Partner may call and hold additional meetings of the General Partners to discuss any matters relating to the Partnership at locations selected by the General Partner upon fifteen (15) days prior written notice to the General Partners. After each such meeting, the General Partner shall prepare written minutes containing the substance of the discussions held at such meeting which minutes shall within thirty days of the date of any such meeting be distributed to the other General Partners, the Limited Partners and the Partnership's Accountants.

     9.10 Successor General Partner.

          (a) Termination of General Partner. NRGG shall cease to be the General Partner upon the happening of any of the following events:

               (i) The retirement, withdrawal (including a withdrawal described in Section 12.2 hereof), adjudication of incompetency, or death of both Paul G. Laird and Chet Petrow, or Paul G. Laird and Chet Petrow are no longer active Managers of the General Partner;

               (ii) The Transfer by NRGG of all of its General Partnership Interest to a Transferee or a Substituted Partner in accordance with the terms of this Agreement; or

               (iii) The occurrence of fraud by the General Partner or its representatives or the General Partner files for or is the subject of a bankruptcy filing.

          (b) Successor General Partner. If NRGG ceases to be the General Partner of this Partnership, then a new General Partner shall be elected by at least a majority of the Percentage Interests of the Class A Limited Partners.

     9.11 Rights and Obligations of Limited Partners.

          (a) No Management by Limited Partners. The Limited Partners shall not, under any circumstances, take part or interfere in any manner with the management of the Partnership and shall have no right or authority to act in such management capacity for or on behalf of the Partnership.

          (b) Limited Liability. The Limited Partners, as such, shall not be personally liable for any of the debts of the Partnership or any of the losses of the Partnership beyond the amounts contributed or required to be contributed pursuant to this Agreement, and their share of undistributed profits of the Partnership, or as otherwise provided by law.

          (c) Transactions with Partnership. The Limited Partners may, with the consent of the General Partner, lend money to, act as surety for, and transact other business with the Partnership; but the Limited Partners shall not in respect to any claim, receive or hold as collateral any Partnership property or receive from the General Partner or the Partnership any payment, conveyance, or release from liability if, at the time of any such payment, conveyance, or release, the assets of the partnership are not sufficient to discharge Partnership liabilities (such liabilities including loans from Partners) to persons not claiming as Partners.

     9.12 Action by the General Partner. Whenever any action is to be taken or not taken, or any decision is to be made, by the General Partner, such action shall be taken or not taken, or such decision shall be made, upon a majority vote of the Percentage Interests held by the General Partner who are not then Defaulting Partners, if more than one. Any General Partner may register its dissent or abstention with respect to such action or decision by depositing a written statement of such dissent or abstention with the records of the Partnership, but the dissenting or abstaining General Partner shall be obligated to act with the other General Partners to effectuate and carry out any action to be taken or any decision reached by a majority vote of the Percentage Interests held by the General Partners who are not then Defaulting Partners.

     10. Representations and Warranties of Limited Partners.

          (a) Representations and Warranties. Each Limited Partner hereby represents, warrants and covenants to the Partnership and the General Partner that:

               (i) Limited Partner is acquiring its Partnership Interest solely for its own account as principal and not with a view to resale or distribution; and it, if an entity, was not formed for the purpose of acquiring its Partnership Interest.

               (ii) Limited Partner recognizes that investments of any kind involve certain risks, and Limited Partner has taken full cognizance of and understands such risks.

               (iii) Limited Partner has been provided with all information and documents relating to the General Partner, the Partnership, and its proposed business and operations and the Partnership Interests necessary for it to make an informed investment decision, Limited Partner has been afforded an opportunity to request any and all relevant information concerning such matters, and has been provided with all information it has requested and with copies of all documents it has requested; and it has read, thoroughly reviewed and understands all such documents and information.

               (iv) in connection with Limited Partner's acquisition of a Partnership Interest, Limited Partner:

                    (A) has been fully informed as to the circumstances under
               which it is required to take and hold its Partnership Interest pursuant to the requirements of the Securities Act of 1933, as amended (the "1933 Act") and the applicable state securities or "Blue Sky" law or laws;

                    (B) has been informed by the General Partner that his, her, or its Partnership Interest is not registered under the 1933 Act and may not be Transferred, assigned or otherwise disposed of unless its Partnership Interest is subsequently registered under the 1933 Act or an exemption from such registration is available;

                    (C) understands that (I) the Partnership and the General
               Partner are under no obligation to register his, her, or its Partnership Interest under the 1933 Act or to comply with any applicable exemption under the 1933 Act and the applicable state securities or "Blue Sky" law or laws with respect to its Partnership Interest and (II) the Partnership will not be required to supply Limited Partner with any information necessary to enable it to make a casual sale of its Partnership Interest under Rule 144 of the 1933 Act (assuming such Rule is applicable and is otherwise available to it with respect to its Partnership Interest); and

                    (D) stop transfer instructions will be noted on the
               Partnership Interest records of the Partnership and any certificate or other document evidencing ownership of the Partnership Interest will bear a legend restricting the transfer thereof.

               (v) understands that this Agreement contains restrictions on the transfer, assignment and disposition of its Partnership Interest, and that, in addition to such restrictions, the Partner covenants and agrees that its Partnership Interest shall not be sold, assigned, transferred or otherwise disposed of unless:

                    (A) such sale, assignment, transfer or disposition is exempt from registration under the 1933 Act and the applicable state securities or "Blue Sky" law or laws and, if the General Partner so request, an opinion, satisfactory to them, to such effect has been rendered by counsel satisfactory to the General Partner, or

                    (B) a registration statement covering its Partnership
               Interest is effective under the 1933 Act.

               (vi) in connection with the sale or transfer of interests within any Limited Partner, no Person has been admitted to such partnership, limited liability Partnership, trust, corporation or other entity whose participation or investment therein, or whose indirect participation or investment in the Partnership, constitutes, or would constitute, a violation on the part of the General Partner or the Partnership of the 1933 Act or any applicable "Blue Sky" law or laws; nor does the manner in which any such sale or transfer of interests within any Limited Partner has been conducted constitute a violation on the part of the General Partner or the Partnership of the 1933 Act or any applicable "Blue Sky" law or laws.

               (vii) He, she, or it has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the acquisition of a Partnership Interest. In addition, he or she can afford the loss of his or her entire investment in the Partnership.

               (viii) all transactions contemplated by this Agreement to be performed by each Limited Partner, if an entity, have been duly authorized by all necessary action of its partners, managers, trustees, general partner or other governing body and by the owners of all of the equity interests in such Limited Partner; the consummation of this Agreement will not result in a breach or violation of, or default under, the partnership agreement, articles of organization, operating agreement, trust agreement, articles of incorporation, bylaws, or other governing document of the Limited Partner or any agreement by which it is bound or any statute, regulation, order or other law to which it is subject; and this Agreement is a binding and enforceable agreement on the part of the Limited Partner.

               (ix) the address of each Limited Partner specified herein is, if an individual, his or her principal place of residence or, if an entity, its principal place of business.

          (b) Indemnification. Each Limited Partner shall and does hereby agree to indemnify and save harmless the Partnership, the General Partner and each other Limited Partner from any damages, claims, expenses, losses or actions resulting from a breach by such Limited Partner of any of the warranties and representations contained in this Article or the untruth of any of the warranties and representations contained in this Article.

     11. Default and Remedies.

     11.1 Events of Default. Any of the following occurrences shall constitute an "Event of Default":

          (a) Monetary Default. The failure of a Partner to make any of the Capital Contributions to the Partnership required to be made by that Partner under this Agreement and the continuance of such failure for a period of ten days after the giving to such Partner by the General Partner of a written demand for such Partner's Capital Contribution.

          (b) Failure to Comply with Other Provisions. The failure by a Partner to comply with any of the provisions of this Agreement and the continuance of such failure for a period of ten (10) days after written notice thereof is given to such Partner by the General Partner specifying the nature thereof, or, if such default cannot by its nature be cured or remedied within such ten (10) day period, the failure of the Defaulting Partner to take such action as may be necessary to begin to cure or remedy such default within such ten (10) day period and thereafter to diligently pursue to completion the cure or remedy of such default.

          (c) Action Resulting in Dissolution. Any action by a Partner in contravention of the provisions of this Agreement, which results in dissolution of the Partnership under applicable law.

     11.2 Remedies for Default. If any Partner defaults under the provisions of
Section 11.1, the General Partner and the Partnership shall have the following rights:

          (a) Legal Action. The General Partner or the Partnership may bring an action against the Defaulting Partner, for damages, specific performance, injunctive relief and/or any other remedy available at law or in equity. Each Partner, by executing this Agreement, hereby consents to any such action being brought in the Colorado District Court in and for the County of Arapahoe, or any other court of competent jurisdiction, at the option of the General Partner.

          (b) Monetary Default. In the case of a Monetary Default by any Partner, the remaining Partners may, at their option, and on ten (10) days' written notice to the Defaulting Partner, advance to the Partnership the amount of the Monetary Default (pro rata in proportion to the Partnership Interests of the Non-defaulting Partners, or in such other proportions as the Non-defaulting Partners may agree), in which event the Advancing Partners shall be entitled to, at their option, treat the amounts advanced pursuant to this Section (i) as a loan from the Advancing Partners bearing interest at a rate per annum equal to three (3.0) percentage points above the prime rate of interest charged by Wells Fargo Bank, N.A., of Denver, Colorado to its most creditworthy customers secured by the Defaulting Partner's interest in the Partnership or (ii) as a reduction in the Defaulting Partner's interest in the Partnership. If the Advancing Partners elect to treat such amounts contributed as a loan, such loan shall be due and payable to the Advancing Partners without further notice or demand one hundred eighty (180) days after the date additional amounts are advanced. Until they are fully repaid, the Advancing Partners shall be entitled to all Distributions to which the Defaulting Partner would have been entitled. If the Advancing Partners elect to treat such amounts contributed as a reduction in the Defaulting Partner's interest in the Partnership, the Percentage Interests of the Partners shall then be readjusted in accordance with the dilution procedure described in
     Section 11.2(d) thereof.

          (c) Loss of Voting Rights. Any Class A Limited Partner or General Partner who is in default hereunder shall have no right to vote on any matter until such Event of Default is cured. In such event, votes shall be taken as if the vote of the Partner in default does not exist.

          (d) Dilution. In the event the Percentage Interests of a Defaulting Partner are subject to dilution and adjustment under this Agreement, the recalculated Percentage Interest of the Defaulting Partner shall be calculated in accordance with the following formula:

Revised = The amount of A + B + C + D attributable to just the Defaulting Partner Percentage Interest A + B + C + D

A        =        Total Initial and Additional Capital Contribution of all
                  Partners to date.

B        =        Retained earnings of the Partnership dated in accordance
                  with GAAP as of the same date that the numerator is determined.

C        =        Current tax depreciation cleared by the Partnership to date.

D        =        The total Additional Capital Contribution with respect to
                  which the Defaulting Partner failed to contribute his or its share.

     The reduction in the Percentage Interest of the Defaulting Partner shall be allocated to the non-defaulting Partners in the ratio that they each contributed to curing such default. The purpose of the foregoing formula is to deny the Defaulting Partner any increase in its Percentage Interest attributable to appreciation in the assets of the Partnership.

     The example attached hereto as Exhibit C is intended to reflect application of the above formula:

          (f) Remedies Cumulative. The rights and remedies granted to the Partnership and the General Partner by this Section shall be in addition to, and not in limitation of, any other rights or remedies available to the Partnership or the General Partner, at law or in equity, under the terms of this Agreement, or otherwise. Further, the failure to exercise any right or remedy, or the exercise of any particular right or remedy, on one occasion, shall not prevent the exercise of the same or any other right or remedy on any other occasion.

     12. Withdrawal of Partners; Waiver of Partition.

     12.1 Withdrawal by Limited Partner. No Limited Partner may withdraw from the Partnership.

     12.2 Events of Withdrawal of General Partner. A Person shall cease to be a General Partner of the Partnership upon the happening of any of the following events:

          (a) Withdrawal. The General Partner withdraws from the Partnership by giving written notice to the other Partners. Any such withdrawal shall not subject the General Partner to damages for breach of the Partnership Agreement;

          (b) Assignment. The General Partner ceases to be a Partner of the Partnership by virtue of the assignment or transfer of such Partner's interest in the Partnership;

          (c) Bankruptcy. Unless all Partners give their consent in writing at the time, the General Partner:

               (i) makes an assignment for the benefit of creditors;

               (ii) files a voluntary petition in bankruptcy;

               (iii) is adjudicated a bankrupt or insolvent;

               (iv) files a petition or answer seeking for himself or herself any reorganization agreement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation;

               (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him or her in any proceeding of this nature; or

               (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of his or her properties;

          (d) Reorganization. Unless all Partners give their consent in writing at the time, if 120 days after the commencement of any proceeding against the General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation the proceeding has not been dismissed; or if within 90 days after the appointment without his or her consent or acquiescence of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of his or her properties the appointment is not vacated or stayed, or if within 90 days after the expiration of any such stay the appointment is not vacated;

          (e) Death or Incompetency. In the case of a General Partner who is a natural person:

               (i) his or her death; or

               (ii) the entry by court of competent jurisdiction adjudicating him or her incompetent to manage his or her person or his or her estate;

          (f) Termination of Trust. In the case of a General Partner who is acting as a General Partner by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

          (g) Dissolution of Partnership. In the case of a General Partner that is a separate partnership, the dissolution and commencement of winding up of the separate partnership;

          (h) Dissolution of Limited Liability Partnership. In the case of a General Partner that is a limited liability Partnership, upon the filing of a statement of intent to dissolve.

          (i) Dissolution of Corporation. In the case of a General Partner that is a corporation, the filing of a Certificate of Dissolution, or its equivalent, for the corporation or the revocation of its charter or its Certificate of Incorporation; or

          (j) Distribution of Estate. In the case of a General Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership.

     12.3 Waiver of Partition and Withdrawal. The Partners acknowledge that care has been taken in this Agreement to provide for the fair and just payment on liquidation of the interest of all Partners, and that partition of the Partnership property prior to any of the occurrences contemplated herein would cause irreparable damage to the Partnership's business. Accordingly, each Partner hereby waives and renounces his or her right to seek appointment by any court of a liquidator for the Partnership, or to seek the partition of the Partnership or any Partnership property for any reason. Further, except as specifically provided in this Agreement, it is agreed that no Partner shall have the right to withdraw any part of his or her Capital Contribution prior to the termination of this Partnership, and then only as contemplated herein and to the extent of Partnership assets.

     13. Partner Acting as Both General Partner and Limited Partner. A General Partner may make contributions to the Partnership and share in the profits and losses of, and in distributions from, the Partnership as a General Partner. A General Partner may also make contributions to and share in profits, losses and distributions as a Limited Partner of the Partnership. A person who is both a General Partner and a Limited Partner has the rights and powers, and is subject to the restrictions and liabilities, of a General Partner and also has the powers, and is subject to the restrictions, of a Limited Partner to the extent of his or her participation in the Partnership as a Limited Partner.

     14. Transfer of Partnership Interests.

     14.1 Transfer of General Partnership Interests. Except as provided in this Article, the Partnership Interest of a General Partner in the Partnership may not be Transferred in whole or in part without the consent of all the General Partners (including the vote of the General Partner making the Transfer) and approval of the Class A Limited Partner required under Section 9.3(e) hereof. Notwithstanding anything contained in this Section 14.1 hereof, the General Partner shall be permitted to transfer all or any part of its General Partner Partnership Interest to an Affiliate of the General Partner provided both the transferor and transferee remain obligated to perform all obligations of the General Partner under this Agreement. A Transferee of a General Partnership Interest shall become a Substituted General Partner only upon the written consent pursuant to Section 9.3(g) hereof.

     14.2 Transfer of Limited Partnership Interests.

          (a) No Dissolution on Termination of Limited Partners. The death, dissolution, disability, withdrawal or bankruptcy of a Limited Partner or the death or disability of any Person who shall succeed to any portion of the interest of a Limited Partner as hereinafter described shall not cause a dissolution or termination of this Partnership. The personal representatives, successors, conservators, or trustees, as the case may be (hereinafter "successors in interest"), of a Limited Partner shall succeed to his or her interest herein, and the Transfer of such interest to such Persons shall be effective on the books of the Partnership subject however, to the performance of such acts and the agreement of such successor in interest to such covenants or undertakings as counsel for the Partnership shall determine to be necessary to avoid violation of any federal or state securities laws in connection with such succession or subsequent Transfers, and their agreement to all of the terms and provisions of this Agreement. Notwithstanding the Transfers herein contemplated, such successors in interest shall be Transferees only with respect to the Partnership Interest of a Limited Partner; provided, however, that the General Partners may, in their discretion, acting in the interest of the Partnership, cause such successors in interest to be Substituted Limited Partners upon the appropriate execution and filing of an amendment to the Certificate.

          (b) Restrictions on Transfers by Gift by Limited Partners. No Limited Partner nor any successor to any portion of the Partnership Interest of any Limited Partner shall Transfer by gift the Limited Partnership Interest held, or any portion thereof, unless the provisions of this Section 14.2 (and in particular Section 14.2(d) hereof) are complied with in respect to such Transfer by gift.

          (c) Sales of Partnership Interests to a Third Party. Any Limited Partner desiring to sell their interest in the Partnership and whom has received a bona fide written offer from a third party desiring to purchase such interest of the Transferor, must first offer ("Transfer Notice"), in writing, to sell such interest to the Partnership for a period of ten (10) days, at a price determined pursuant to Subsection (f) below and upon the terms stated in Subsection (g) below. The Partnership may, within such ten
     (10) day period, accept such offer as to all or part of the interest so offered. If, at the end of such period, the option to purchase the interest so offered has not been exercised, in part or in whole, by the Partnership, then the other Partners shall have the right to exercise said option for an additional twenty (20) days in such proportions as they agree upon among themselves, or in the absence of any such agreement then in accordance with their then respective Percentage Interests (excluding the Percentage Interests of the Transferor). If the foregoing option is not exercised as to any portion of the interest, the Transferor may sell any remaining interest in the Partnership at the price, on the terms and to the assignee stated in the notice or if there is no third-party offer, to the assignee set forth in the written offer at any time within ten (10) days after the foregoing option expires, but not thereafter unless and until such Transferor gives a new notice to the Partnership and the non-Transferor Partners and they again fail to exercise their option under the foregoing provisions. All offers to sell an interest in the Partnership in accordance with this Section shall be in writing, shall state the proposed purchase price and terms, if any, and shall identify the prospective assignee by name and address. The admission of a Transferee as a Partner shall be conditioned upon the written acceptance and adoption by such Transferee of all terms and conditions of this Agreement.

          (d) Death, Disability, Divorce or Bankruptcy of a Limited Partner. If a Limited Partner dies or becomes incapacitated, bankrupt or insolvent, or if a Limited Partner shall become legally separated or divorced and, as a result, all or part of such Partner's Partnership Interest is transferred to the personal representative of the deceased Partner, the legal successor in interest of the incapacitated, bankrupt or insolvent Partner, or the spouse or former spouse of the separated or divorced Partner shall offer to sell such interest of the deceased, incapacitated, bankrupt, insolvent, separated or divorced Partner to the Partnership for a period of sixty (60) days, at the price determined pursuant to Subsection (f) below and upon terms contained in Subsection (g). If, at the end of such sixty (60) day period, the Partnership has not accepted the offer with respect to any portion of the interest so offered, such personal representative of the deceased Partner, legal successor in interest of the incapacitated, bankrupt or insolvent Partner, or spouse or former spouse of the separated or divorced Partner shall offer to sell the interest of the deceased, incapacitated, bankrupt, insolvent, separated or divorced Partner pro rata to all of the other Partners for an additional period of sixty (60) days, at the same price and upon the same terms. Such other Partners may, within such additional sixty (60) day period, accept such offer as to all or any part of the interest so offered. If any Partner rejects part or all of such pro rata offer, the interest so rejected shall be offered pro rata to such other Partners for an additional period of ten (10) days. If, at the end of such period, the option to purchase any of the interest so offered has not been exercised, then the Assignee shall have the right to become a Transferee in the place of the deceased, incapacitated, bankrupt, insolvent, separated or divorced Partner and to the extent of such Partner's remaining interest in the Partnership. The admission of a Transferee as a Partner shall be conditioned upon the written acceptance and adoption by such Transferee of all terms and conditions of this Agreement and upon obtaining the vote required under this Agreement to approve such admission.

          (e) Determination of Purchase Price. Except as otherwise provided in this Section, the purchase price of a Partner's interest in the Partnership shall be the lesser of the lowest offer to purchase the Partner's interest that has been made by a non-Partner or the fair market value of the Partner's interest as of the close of business on the date of the transfer. In the case of a purchase made pursuant to Subsection (e) above, the purchase price shall be the fair market value of the Partner's interest as of the close of business on the date of the transfer. Fair market value shall be determined by an independent valuation expert agreed to by the Transferor, the personal representative of the deceased Partner, legal successor in interest of the incapacitated, bankrupt or insolvent Partner, or spouse or former spouse of the separated or divorced Partner and the General Partner and shall reflect all appropriate discounts and premiums based on valuation principles generally applicable to such an interest. If such parties are unable to agree upon the selection of one valuation expert within thirty (30) days, then the

     General Partner shall select one valuation expert and the Transferor, the personal representative of the deceased Partner, legal successor in interest of the incapacitated, bankrupt or insolvent Partner, or spouse or former spouse of the separated or divorced Partner shall select one valuation expert and each valuation expert shall make a determination as to fair market value, within an additional thirty (30) days. If the two valuation experts do not agree on fair market value and if there is a ten
     (10) percent or less difference between their determinations, then their determinations shall be averaged to determine fair market value. If there is more than ten percent difference between the fair market value determinations of the two valuation experts, then those two valuation experts shall within a thirty (30) day period appoint a third valuation expert who shall make a determination of fair market value, within an additional thirty (30) day period. The average of the three valuations shall be the fair market value. The fees of the valuation expert selected by the Transferor, the personal representative of the deceased Partner, legal successor in interest of the incapacitated, bankrupt or insolvent Partner, or spouse or former spouse of the separated or divorced Partner shall be paid by such person. The fees of the valuation expert selected by the General Partner shall be paid by the Partnership. The fees of a third valuation expert selected by the other two valuation experts shall be paid one-half by the Transferor, the personal representative of the deceased Partner, legal successor in interest of the incapacitated, bankrupt or insolvent Partner, or spouse or former spouse of the separated or divorced Partner and one-half by the Partnership. If the Transferor, the personal representative of the deceased Partner, legal successor in interest of the incapacitated, bankrupt or insolvent Partner, or spouse or former spouse of the separated or divorced Partner and the General Partner are unable to agree on one valuation expert and either party fails to select a valuation expert within the required thirty day period, then the party that fails to select a valuation expert within the specified time limits shall have waived such party's right to select a valuation expert. In that event, the fair market value determination made by the valuation expert selected by the non-waiving party shall control. The Transferor or the deceased, incapacitated, bankrupt, insolvent, separated or divorced Partner shall also be allocated his or her share of income or loss pursuant to Section 7.

          (f) Payment of Purchase Price. The Purchase price for an interest in the Partnership, shall be paid as follows:

               (i) Five (5%) percent, or more at the option of the purchaser, of the purchase price shall be payable in cash or certified funds at the end of the applicable option period; and

               (ii) The balance of the purchase price shall be payable in ten
          (10) equal quarter annual installments, or such shorter period as determined by the purchaser, the first of which shall be due three (3) months after the end of the applicable option period. This obligation shall be evidenced by a promissory note providing for:

                    (A) interest on the unpaid balance at the rate that the
               Wells Fargo Bank, N.A. of Denver, Colorado, or its corporate successor, charges to its prime commercial customers borrowing funds on a secured basis on the date the note is executed, but not less than the minimum rate required by Section 1274(d) of the Code as amended, and the regulations thereunder; and

                    (B) the right of prepayment in whole or in part, without
               penalty, any partial prepayment to be applied against the next installment due.

          (g) Security. Any promissory note under this Article may be secured by the purchaser's Partnership Interest (including the Partnership Interest just acquired) or such other assets as the parties may agree pursuant to security instruments appropriate to create and perfect such a security interest.

     14.3 Limitations. Notwithstanding any other provision of this Agreement, as to any Transfer under this Section, the General Partner shall impose such conditions of Transfer, the performance of such acts, and the rendering of such covenants or undertakings by the transferor and the transferee of such interest, as counsel for the Partnership may reasonably determine to be necessary to avoid the violation of any federal and state securities laws with respect to any such transfer, to evidence the transferee's agreement to be bound by all terms and provisions hereof, and to evidence the intent of the transferee to purchase such interest with a view to investment, and not with a view to further distribution thereof. The General Partners may, in their absolute discretion, withhold for any reason their consent to a Transferee to become a Substituted Partner, or may determine to allow such Transferee to become a Substituted Partner, in which event an amendment of the Certificate shall be filed to reflect the same. Absent such action by the General Partner, the Transferee shall be accorded the rights and privileges of a Transferee only with respect to the interest so Transferred. Anything herein to the contrary notwithstanding, the General Partner may divide and/or delay any purchase transaction herein contemplated in such manner as they shall reasonably determine to be necessary to avoid a termination of the Partnership for income tax purposes.

     14.4 Encumbrance of Partnership Interest. No General Partner or Limited Partner or Transferee shall pledge, hypothecate or otherwise encumber all or any part of his or her Partnership Interest without the prior written consent of the General Partner; and any act in violation of this restriction shall be null and void as against the Partnership and the other Partners.

     14.5 Admission of Additional Limited Partners. Nothing herein shall restrict or inhibit the General Partner, in its sole discretion, from admitting Additional Limited Partners upon proper filing of an amendment to the Certificate. Subject to the foregoing, the General Partner may admit Additional Limited Partners upon the making of Capital Contributions by such Additional Limited Partners and the Percentage Interests of the Partners shall be adjusted proportionately; provided the vote required by Section 9.3 is obtained.

     15. Termination of the Partnership.

     15.1 Events of Termination. The Partnership shall be dissolved, terminated, and liquidated upon the earliest to occur of the following:

          (a) Event of Withdrawal of General Partner. An event of withdrawal of a General Partner, as defined in Section 12.2, unless at the time there is at least one other General Partner and such remaining General Partner elects, within sixty (60) days after said event of withdrawal to continue the business of the Partnership, or if there is no remaining

     General Partner, the Partnership is not dissolved and is not required to be wound up by reason of any event of withdrawal if, within ninety (90) days after the withdrawal, a majority of the Class A Partners agrees in writing to continue the business of the Limited Partnership and to the appointment of one or more additional General Partners if necessary or desired. Said agreement to continue and the appointment of one or more additional General Partners shall be by a majority vote of the Class A Partners.

          (b) Specified Date. December 31, 2060.

          (c) Written Consent. Written Consent of all Partners excluding the Class B Partners.

          (d) Decree. Entry of a Decree of Judicial Dissolution under Sec. 7-62-802 of the Act.

     15.2 Winding Up. In the event of the termination of the Partnership, the Partnership shall immediately commence to wind up its affairs. Upon the termination of the Partnership, a Liquidating Partner shall be appointed as follows: if the General Partner, or his or her designated successor, is then a General Partner, he or she shall be the Liquidating Partner; and if the General Partner, or his or her designated successor, is not then a General Partner, the remaining Partners shall unanimously select a Liquidating Partner. The Liquidating Partner shall execute, acknowledge and cause to be filed a cancellation to the Certificate indicating the termination of the Partnership upon the dissolution and commencement of winding up of the Partnership. The Partners shall continue to share in profits and losses during liquidation in the same proportions as before termination. The proceeds from liquidation of the Partnership assets shall be applied in the following order of priority:

          (a) Debts to Third Parties. To payment of the debts and liabilities of the Partnership (other than those to Partners) in the order of priority provided by law (including the right of any lender to participate to any extent therein); provided, however, that the Liquidating Partner shall first pay, to the extent permitted by law, liabilities with respect to which any Partner is or may be personally liable; and provided further, however, that the Partnership shall not be required to repay any indebtedness which has a remaining term in excess of one year and which the Partners are willing to take their distributions subject to, or which the Partners may, and agree to, assume.

          (b) Expenses of Liquidation. To payment of the expenses of liquidation of the Partnership in the order of priority provided by law; provided, however, that the Liquidating Partner shall first pay, to the extent permitted by law, expenses with respect to which any Partner is or may be personally liable.

          (c) Reserves. To the setting up of such reserves as the Liquidating Partner may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership business; provided, however, that any such reserves will be held by the Liquidating Partner for the purposes of disbursing such reserves in payment of any of such contingencies and, at the expiration of such period as the Liquidating Partner shall deem advisable, to distribute the balance thereafter remaining in the manner provided below.

          (d) Debts to Partners. To the payment of debts and liabilities of the Partnership to Partners, to the extent of any debt or liability of the Partnership to a Partner other than in its capacity as a Partner.

          (e) Distributions of Partners' Capital Accounts. To payment to each Partner of his, her or its respective positive Capital Account balance.

     The Liquidating Partner shall determine whether to sell any assets of the Partnership in connection with such termination, or to distribute any portion thereof in kind. Any property distributed in kind in the liquidation shall be treated as provided in Section 6.4.

     15.3 Final Accounting. Each of the Partners shall be furnished with a statement prepared by the Liquidating Partner setting forth the assets and liabilities of the Partnership on the date of complete liquidation. Upon compliance with the foregoing manner of distribution, all Partners shall be relieved of the burdens and benefits of their association hereunder.

     15.4 Responsibility for Contributions. The General Partner shall not be personally liable for the return of all or any part of the capital contributions of the Partners to the Partnership.

     16. Notices and Addresses.

     16.1 Manner of Notice. All notices or other communications given or made under this Agreement shall be in writing, and shall either be personally delivered or shall be deposited in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, and addressed to the Partner to whom it is directed, at the address maintained by the Partnership for such Partner, or at such other address as any such Partner may specify in a notice to the Partnership and the other Partners.

     16.2 Time of Notice. A notice given by mail in accordance with Section 16.1 shall be deemed to have been given and received on the date that is two days after the date of mailing.

     17. Definitions.

     17.1 Act. The Colorado Uniform Limited Partnership Act of 1981 (C.R.S. Sec. 7-62-101 to Sec. 7-62-1201), as amended.

     17.2 Additional Capital Contributions. The additional contributions made to the capital of the Partnership pursuant to Section 5.2 of this Agreement.

     17.3 Additional Partner. Any person other than the Partners at the time of execution of this Agreement who is admitted to the Partnership as a Partner, and who acquires his or her Partnership Interest in exchange for a Capital Contribution and not by Transfer from another Person.

     17.4 Advancing Partner. Any partner who makes an advance pursuant to the terms of Section 11.2(b).

     17.5 Affiliate.

          (a) Any Person owning outstanding equity interests or profits interests of any other Person;

          (b) Any Person whose outstanding equity interests are owned by any other Person;

          (c) Any Person owning, owned by or under common ownership with any other Person;

          (d) Any officer or director of any other Person;

          (e) If such other Person is an officer or director, any entity for which such Person acts in any such capacity; and

          (f) Any person related to another Person by blood, adoption or marriage.

     For purposes of this Agreement, "control" means the direct or indirect ownership of at least 51% of the equity interests or profits interests of another Person.

     17.6 Agreement. This Agreement of Limited Partnership, including any attachments or exhibits attached hereto, as amended and in effect from time to time.

     17.7 Capital Account. An account maintained by the Partnership for each Partner according to the treasury regulations under Code Section 704. To the extent consistent with such treasury regulations, a Partner's Capital Account shall equal the Capital Contribution of a Partner (as of any particular date),
(a) increased by the Partner's distributive share of the Partnership's income and gain or any item thereof (including, if such date is not the close of the Partnership Accounting year, the distributive share of the Partnership's income and gain, or any item thereof, for the period from the close of the last Partnership Accounting Year to such date and including the distributive share of items of income and/or gain of the Partnership which are excluded from gross income under the Code), and (b) decreased by the Partner's distributive share of the Partnership's losses and deductions or any item thereof, and distributions by the Partnership to such Partner (including, if such date is not the close of the Partnership Accounting Year, the distributive share of the Partnership's losses and deductions, or any item thereof, and distributions by the Partnership, during the period from the close of the last Partnership Accounting Year to such date and including the distributive share of items of deduction and loss of the Partnership for which a deduction is not allowed under the Code).

     17.8 Capital Contribution. The property (at the fair market value thereof, as determined by the Partners) less the amount of any liabilities assumed by the Partnership or to which the property contributed is taken subject by the Partnership, and/or the amount of cash, contributed by a Partner to the capital of the Partnership upon the execution of this Agreement, or upon the subsequent admission of a new Partner to the Partnership, as well as any additional contributions (including the Additional Capital Contributions) as and when made by that Partner to the capital of the Partnership after the execution of this Agreement.

     17.9 Cash. Cash or any item which is immediately convertible into cash without substantial discount or reduction (for present value or otherwise).

     17.10 Certificate. The Certificate of Limited Partnership for the Partnership, as amended and in effect from time to time.

     17.11 Class A Limited Partners. Refers to those Limited Partners who own Class A Limited Partnership Interests. The Class A Limited Partners are identified on the signature pages hereof.

     17.12 Class B Limited Partners. Refers to those Limited Partners who own Class B Limited Partnership Interests. The Class B Limited Partners are comprised of property owners, which have contributed to the Partnership a right of way for the Pipeline in exchange for a Class B Limited Partnership Interest.

     17.13 Code. The Internal Revenue Code of 1986, as the same may be amended from time to time and any other revenue law or act enacted in substitution therefor.

     17.14 Commitment Date. Means May 15, 2005 unless the deadline for investing is extended by the General Partner to July 15, 2005.

     17.15 Consent of the General Partner(s). The affirmative option or giving of notice, consent, acceptance, approval or similar or equivalent act of the General Partner(s). Any reference in this Agreement to a determination or decision (or any words of similar meaning or function) of the General Partner(s) shall similarly require all of the General Partner(s) if more than one. Whenever the consent of the General Partner(s) is required, such consent shall not be unreasonably withheld, conditioned or delayed.

     17.16 Defaulting Partner. Any partner causing an event of default under
Section 11.1.

     17.17 GAAP. Means United States generally accepted accounting principles.

     17.18 Gain Not in the Ordinary Course of Operations. All items of Partnership gain, whether ordinary gain, 1231 gain or capital gain, attributable to the sale, exchange or other disposition of any property of the Partnership in any transaction that is not in the ordinary course of the operation of the Partnership.

     17.19 General Partner(s). Natural Resource Group Gathering, LLC, a Colorado limited liability company ("NRGG") and any other Person or Persons from time to time admitted to the Partnership as Additional or Substituted General Partner(s) in accordance with the terms and provisions of this Agreement. All references herein to General Partner shall refer to NRGG only in its capacity as general partner.

     17.20 Gross Receipts. All Cash received by the Partnership during the period in question, but excluding any receipts constituting: (a) Capital Contributions or advances by any Partner to the Partnership; (b) repayment to the Partnership of loans made by the Partnership; (c) Net Sales Cash; (d) Net Financing Cash; (e) Net Insurance or Condemnation Cash; or (f) security deposits, escrow deposits or similar deposits received from tenants, purchasers, optionors, etc.

     17.21 Initial Capital Contributions. The contributions required to be made to the capital of the Partnership pursuant to Section 5.1 of this Agreement.

     17.22 Items of Partnership Deduction and Loss Required to be Separately Stated. Those items of Partnership deduction and loss which are required to be taken into account separately in determining a Partner's or Transferee's distributive share of the Partnership income, gain, loss, deductions and credits, pursuant to 702(a) of the Code and the Regulations promulgated thereunder.

     17.23 Items of Partnership Income and Gain Required to be Separately Stated. All items of Partnership income and gain, which are required to be taken into account separately in determining a Partner's or Transferee's distributive share of the Partnership income, gain, loss, deductions and credits, pursuant to 702(a) of the Code and the Regulations promulgated thereunder.

     17.24 Limited Partners. The Class A and Class B Limited Partners and any other Person or Persons from time to time admitted to the Partnership as Additional or Substituted Limited Partner(s) in accordance with the terms of this Agreement.

     17.25 Liquidating Partner. That Partner or other Person designated upon the dissolution and winding up of the Partnership to liquidate the Partnership assets and the Partnership business pursuant to Article 15.

     17.26 Liquidation Proceeds. All amounts distributed, whether in cash or in kind, in liquidation of the Partnership.

     17.27 Losses Not in the Ordinary Course of Operations. All items of Partnership loss attributable to the sale, exchange or other disposition of any property of the Partnership in any transaction not in the ordinary course of the operation of the Property.

     17.28 Net Cash Flow. For the period in question, (a) the aggregate of the Partnership's Gross Receipts during such period and any decreases in its cash reserves, plus (b) the Initial Capital Contributions of the Limited Partners to the extent of, but not in excess of, the Out of Pocket Costs to be reimbursed under Section 6.1(a)(i) hereof, less (c) the aggregate of all amounts expended or incurred by the Partnership during such period for (i) the timely servicing of the Partnership's obligations (including repayment of principal of loans to the Partnership), (ii) the Partnership's share of the cost of improvements then contemplated to its property not defrayed or reasonably expected to be defrayed through the proceeds of debt financing, (iii) the operating expenses of the Partnership, and (iv) increases in the Partnership's cash reserves. For purposes of determining Net Cash Flow, aggregate ending cash reserves for the period in question may be established from time to time by the General Partner as determined to be for the reasonable needs of the Partnership, or for the purpose of expanding the Pipeline and/or acquiring additional Partnership property or equipment, in the sole discretion of the General Partner. Computations of Net Cash Flow shall be made by the General Partner in accordance with the Partnership's accounting principles consistently applied on the cash basis and shall be approved by the Partnership's Accountants.

     17.29 Net Financing Cash. The excess of the gross proceeds received by the Partnership from any financing or refinancing (from time to time) of the Partnership, and for this purpose the term "refinancing" shall include the terms modify, refund, recast, alter or extend the maturity of, and similar terms, reduced by all reasonable out-of-pocket expenses incurred in connection therewith, and by the application of any such proceeds toward the payment of any existing Partnership debts, the purchase of improvements to the Property, the establishment of cash reserves for contingencies or for the reasonable needs of the Partnership, or for the purpose of acquiring additional Partnership property or equipment, in the sole discretion of the General Partner. For all purposes of this Agreement, Net Financing Cash shall include amounts received by the Partnership from any other partnership or joint venture in which this Partnership is a partner or joint venturer and which represented Net Financing Cash in the hands of that other partnership or joint venture, even if not defined as such under the terms of its partnership or joint venture agreement.

     17.30 Net Insurance or Condemnation Cash. The gross proceeds received by the Partnership from insurance settlements or other claims attributable to fire or other casualty, or from partial condemnation, sales or grants of easements, rights of way and the like, reduced in the case of insurance settlements or proceeds from similar claims by any amounts of such proceeds expended by the Partnership for the repair or replacement of damaged or destroyed property which gave rise to the insurance settlement or similar claim, and reduced by the application of any such proceeds to the payment of any existing Partnership debts, the purchase of improvements to its property and equipment, the establishment of cash reserves for contingencies or for the reasonable needs of the Partnership, or for the purpose of acquiring additional Partnership property and equipment, in the sole discretion of the General Partner. For all purposes of this Agreement, Net Insurance or Condemnation Cash shall include amounts received by the Partnership from any other partnership or joint venture in which this Partnership is a partner or joint venturer and which represented Net Insurance or Condemnation Cash in the hands of that other partnership or joint venture, even if not defined as such under the terms of its partnership or joint venture agreement.

     17.31 Net Losses from Operations. For each taxable year of the Partnership, the sum of (a) all Items of Partnership Deduction and Loss Required to be Separately Stated, and (b) the excess, if any, of (i) Partnership losses (including for tax purposes all items of Partnership deduction and loss other than Items of Partnership Deduction and Loss Required to be Separately Stated) over (ii) all Partnership profits (including for tax purposes all items of Partnership income and gain other than Items of Partnership Income and Gain Required to be Separately Stated).

     17.32 Net Profits from Operations. For each taxable year of the Partnership, the sum of (a) all Items of Partnership Income and Gain Required to be Separately Stated, and (b) the excess, if any, of (i) Partnership profits (including for tax purposes, all items of

Partnership income and gain other than Items of Partnership Income and Gain Required to be Separately Stated) over (ii) all Partnership losses (including for tax purposes all items of Partnership deduction and loss other than Items of Partnership Deduction and Loss Required to be Separately Stated).

     17.33 Net Sales Cash. The excess of the gross proceeds received by the Partnership from a sale or other disposition of any asset of the Partnership, reduced by all reasonable out-of-pocket expenses incurred in connection therewith, and by the application of any such proceeds towards the payment of any existing Partnership debts, the purchase of improvements to its property and equipment, and/or the establishment of cash reserves for contingencies as determined in the sole discretion of the General Partner. For all purposes of this Agreement, Net Sales Cash shall include amounts received by the Partnership from any other partnership or joint venture in which this Partnership is a partner or joint venturer and which represented Net Sales Cash in the hands of that other partnership or joint venture, even if not defined as such under its partnership or joint venture agreement.

     17.34 Out of Pocket Costs. Those funds expended through the Commitment Date by the General Partner and any Affiliate thereof for or on behalf of the Partnership with respect to the Partnership and its purpose to construct the Pipeline. The Out of Pocket Costs are detailed and described on Exhibit D attached hereto.

     17.35 Partners. The General Partner and the Limited Partners, collectively.

     17.36 Partnership. SLATER DOME GATHERING, LLLP, a Colorado limited liability limited partnership.

     17.37 Partnership Accounting Year. The accounting year of the Partnership, which shall be the twelve month period coinciding with the calendar year, except that the first Partnership Accounting Year shall be that period (even if less than twelve months) beginning at the date of filing the Certificate and ending on the next following December 31, and the final Partnership Accounting Year shall be that period beginning the first day of such year and ending on the date of termination of the Partnership. Notwithstanding the foregoing, the General Partner, in consultation with the Partnership's Accountants, may select or change to any other permissible accounting year.

     17.38 Partnership's Accountants. The independent public accountants serving the Partnership at any particular time.

     17.39 Partnership Credit. Any income tax credit allowable to any Partner(s) or Transferee(s) as a result of the activities or assets of the Partnership. All references in this Agreement to any allocation of Partnership Credit shall be deemed to be references to the base on which the credit is calculated.

     17.40 Partnership Interest. As to any Partner or Transferee, his or her rights in the Partnership, in accordance with the terms of this Agreement, as follows:

          (a) General Partnership Interest. As to any General Partner, his or her Capital Account, Percentage Interest, rights to distributions, profits and losses, rights to participate in the management of the Partnership, and any other rights which such General Partner has in the Partnership.

          (b) Class A Limited Partnership Interest. As to any Class A Limited Partner, his, her or its Capital Account, Percentage Interest, rights to distributions, profits and losses, and any other rights which such Class A Limited Partner has in the Partnership;

          (c) Class B Limited Partnership Interest. As to any Class B Limited Partner, his, her or its Capital Account, Percentage Interest, rights to distributions, profits and losses provided however, such Class B Limited Partnership Interest shall not have any voting rights with respect to the Partnership.

          (d) Transferee Interest. As to any Transferee, his or her Capital Account, Percentage Interest, rights to distributions, profits and losses, and any other rights which such Transferee has in the Partnership, but not including any rights accorded only to Persons who are Partners.

     17.41 Percentage Interest. As to any Partner, the percentage shown below opposite his, her or its name and, as to any Transferee or Substituted or Additional Partner, the Percentage Interest acquired by him, her or it upon becoming a Partner or Transferee, as the same may be adjusted from time to time to reflect Transfers of Partnership Interests or the admission of Additional
Partners:

               Partner                        Percentage Interest
               -------                        -------------------

General Partner:

         NRGG                                   25.00%

Limited Partners:

         Class A and Class B           As set forth in the applicable
                                       Subscription Agreements



         Total                                   100.00%
                                                 ======


     With respect to any matter requiring a vote of a Partner hereof, the Percentage Interests of the General Partner and Class A Limited Partners shall govern. Class B Limited Partner Interests are non-voting. Each 1% Percentage Interest shall be entitled to one (1) vote and less than a 1% Percentage Interest shall be assigned a proportionate share of one (1) vote (i.e., a 0.5% Percentage Interest is assigned one-half of one (1) vote).

     17.42 Person. An individual or an entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, trust, limited liability Partnership, or business association. When a Person is an entity, the words "he", "him" and "his" and similar words shall include or refer to "it" and "its" and similar words.

     17.43 Reserves. Reserves shall mean cash reasonably reserved by the Partnership at the direction of the General Partner or reasonably anticipated by the General Partner to be required (after application of anticipated cash revenues from any source) for debts and expenses, interest and scheduled principal payments on any indebtedness, capital expenditures, replacements, taxes or activities in the business of the Partnership; provided, however, that in no event shall such amounts exceed 50% of funds available to establish such reserves at any time it is necessary to establish such a reserve.

     17.44 Substituted Partner. Any Person admitted to the Partnership as a Partner and who acquires his or her Partnership Interest by Transfer from another Person.

     17.45 Tax Matters Partner. That Partner designated as the Tax Matters Partner pursuant to Section 9.8.

     17.46 Transfer and Transferred. The passage of a legal or equitable interest in a Partnership Interest pursuant to a sale, exchange, gift, assignment, pledge, foreclosure or other conveyance, disposition or encumbrance, and including without limitation the passage of a legal or equitable interest in the Partnership by judicial order, bequest, devise, intestate succession or other operation of law.

     17.47 Transferee. A Person who acquires by a Transfer all or part of any Partnership Interest. Such Person shall have a Partnership Interest of a Transferee only and until such Person becomes a Substituted Partner in accordance with the terms of this Agreement.

     17.48 Transferor. A Partner or Transferee who Transfers, or who proposes to Transfer, all or any portion of his or her Partnership Interest.

     17.49 Unreturned Capital. Means as to any Partner, on any date shall be equal to the excess, if any, of: (i) the aggregate Initial Capital Contributions and Additional Capital Contributions of such partners as of such date, over (ii) the aggregate distributions to such Partner pursuant to Section 6.1(a)(i) and
(ii) hereof. Unreturned Capital shall not include Partnership earnings or losses.

     18. Miscellaneous.

     18.1 Counterparts. This Agreement may be executed in several counterparts, and by facsimile signature, and as so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or to the same counterpart.

     18.2 Arbitration. All disputes (except any disputes relating to the distributions and/or the accounting for Partnership profits, losses and distributions) shall be submitted to arbitration in accordance with the rules of the American Arbitration Association, and it is requested that the arbitrator or board of arbitrators selected for this purpose be, contain, or consult with a suitable firm of certified public accountants in connection with their settlement of such a dispute. All disputes relating to distributions and/or accounting for Partnership profits, losses and distributions shall be decided by the Managing, General Partner and its decisions shall be binding and conclusive on all parties hereto.

     18.3 Amendments. Amendments may be made to this Agreement from time to time by the General Partner as it shall determine necessary for purposes of continuing to qualify the Partnership as a Limited Partnership under the laws of the State of Colorado and as a registered limited liability limited partnership under Colorado law. No other amendment may be made to this Partnership Agreement which affects the rights, responsibilities, obligations, duties or restrictions of any Partner unless the Partner so affected approves such amendment. In all other respects, amendments to this Partnership Agreement shall be made upon the consent of the General Partner and the affirmative vote of a majority in interest of the Limited Partners.

     18.4 Benefits and Burdens. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, personal representatives, successors and assigns of the respective Partners.

     18.5 Captions. Paragraph titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provisions hereof.

     18.6 Construction. Whenever required by the context hereof, the singular shall include the plural, and vice versa; and the masculine gender shall include the feminine and neuter genders, and vice versa.

     18.7 Severability. If any portion of this Agreement is declared by a court of competent jurisdiction to be void or unenforceable, such portion shall be deemed severed from the Agreement and the balance of the Agreement shall remain in effect.

     18.8 Choice of Law. The conduct of Partnership affairs and the relationship of the Partners to the Partnership and to each other shall be governed by the laws of the State of Colorado, and this Agreement shall be construed consistent therewith.

     18.9 Legal Representation. Each of the undersigned hereby acknowledges that this Agreement was prepared by legal counsel representing the Partnership. Further, each of the undersigned recognize that said legal counsel was acting solely on behalf of the Partnership and not on behalf of the Partners, individually or collectively. Each of the undersigned represent and warrant that he or she has been advised by the Partnership to seek independent legal and financial counsel with respect to his or her execution of this Agreement and that he or she has had the opportunity to do so. Each of the undersigned agrees that the statements, representations and warranties made in this paragraph may be relied upon by the Partnership and by Lowe, Fell & Skogg, LLC, and Schlueter & Associates, P.C. or their successors in interest.

         IN WITNESS WHEREOF, this instrument has been executed by or on behalf of the General and Limited Partners on the date or dates indicated below.

                                        GENERAL PARTNER:
                                        ---------------

                                        "NRGG"


Dated: April 15,  2005                  NATURAL RESOURCE GROUP GATHERING, LLC,
                                        a Colorado limited liability company



                                        By: /s/ Paul G. Laird
                                        ---------------------
                                         Name:  Paul G. Laird
                                         Title:  Manager

                                 SIGNATURE PAGE
                           SLATER DOME GATHERING, LLLP

                               (LIMITED PARTNERS]

     The undersigned is a Class [A] [B] Limited Partner in the Partnership.




Dated:  [______________], 2005   _______________________________________________

                                    EXHIBIT A

                                  PIPELINE MAP

                                    EXHIBIT B

                               PIPELINE AGREEMENTS

                                    EXHIBIT C

                              DILUTION CALCULATION
               (Based on Assumed Facts For Example Purposes Only)



General Partner:  Natural Resource Gathering Group
   Initial Capital                               748,500                 25.00%

Class A partners:
   Partner 1                                     270,625                  9.04%
   Partner 2                                     270,625                  9.04%
   Partner 3                                     270,625                  9.04%
   Partner 4                                     270,625                  9.04%
   Partner 5                                     270,625                  9.04%
   Partner 6                                     270,625                  9.04%
   Partner 7                                     270,625                  9.04%
   Partner 8                                     270,625                  9.04%

Class B partners:
   Land Owners                                    80,000                  2.67%
                                               ---------                ------
                                               2,993,500                100.00%


Assumptions:
  Retained earnings         Net Income      Distributions      Retained Earnings
  -----------------         ----------      -------------      -----------------
      Year 1                    75,000            (50,000)               25,000
      Year 2                   125,000           (100,000)               25,000
      Year 3                   175,000           (150,000)               25,000


  Depreciation:
      Year 1                                       80,000
      Year 2                                       80,000
      Year 3                                       80,000

 Initial capital contribution                   2,993,500

 Additional capital contribution                1,000,000



Example:
     Natural Resources Gathering Group does not participate in the additional capital contribution of $1,000,000, therefore they are diluted utilizing the following formula:


        748,500 + 18,750 + 60,000
   ---------------------------------  = 19.2%
   2993500 + 75000 + 240000+ 1000000

                                    EXHIBIT D

                               OUT OF POCKET COSTS

                                 (See attached.)